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                                                                     EXHIBIT 6.5



                       AMERICAN INDEPENDENT NETWORK, INC.

                             STOCK OPTION AGREEMENT


        THIS STOCK OPTION AGREEMENT ("Agreement") is entered into by and between AMERICAN INDEPENDENT NETWORK, INC., a Delaware corporation ("Corporation"), and Randy Moseley, a Texas resident ("Optionee").

                                 R E C I T A L S

        A. On September 1, 1995, the Board of Directors of the Corporation, acting as the Plan Committee, adopted the American Independent Network, Inc., 1995 Stock Option Plan (the "Plan").

        B. Pursuant to the Plan, and the Employment Agreement (the "Employment Agreement") entered into by and between the Optionee and the Corporation on October 2, 1995, the Plan Committee of (the "Committee") or an independent Plan Administrator, authorized granting to Optionee an option to purchase shares of the common stock of the Corporation, subject to the terms and conditions hereinafter set forth.


                                A G R E E M E N T

        It is hereby agreed as follows:

        1. CERTAIN DEFINITIONS. Unless otherwise defined herein, or the context otherwise clearly requires, terms with initial capital letters used herein shall have the meanings assigned to such terms in the Plan.

        2. GRANT OF OPTION. Pursuant to the Plan, the Corporation hereby grants to Optionee, an Option (the "Option") to purchase 1,000,000 Shares of the Corporation's Common Stock (the "Shares"). The granting of the Option shall, in all cases, be subject to the terms and conditions of the Plan, which is incorporated in full herein by this reference, and upon the other terms and conditions set forth herein.

        3. OPTION PERIOD AND EXERCISABILITY. The Option shall be exercisable immediately upon the execution of the Employment Agreement by Optionee. The Options shall thereafter remain exercisable for a period not to exceed ten (10) years.

        4. METHOD OF EXERCISE. The Option, or any exercisable portion thereof, shall be exercisable by Optionee by giving written notice to the Corporation of the election to purchase and of the number of Shares Optionee elects to purchase, such notice to be accompanied by such other executed instruments or documents as may be required by the Committee pursuant to this Agreement, and unless otherwise directed by the Committee, Optionee shall at the time of such


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STOCK OPTION AGREEMENT
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exercise tender the purchase price of the Shares he has elected to purchase. The
Optionee may purchase less than the total number of Shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than One Hundred (100) Shares. If Optionee shall not purchase all of the Shares which he is entitled to purchase under the Option, his right to purchase the remaining unpurchased Shares shall continue until expiration of the Option. The Option shall be exercisable with respect of whole Shares only, and fractional Share interests shall be disregarded.

        5. AMOUNT OF PURCHASE PRICE. The purchase price per Share for each Share which Optionee is entitled to purchase under the Option shall be $0.10, such that the purchase price, in the event that the Optionee exercises the entire Option, shall be $100,000.00.

        6. PAYMENT OF PURCHASE PRICE. At the time of Optionee's notice of exercise of the Option, or a portion thereof, Optionee shall tender in cash or by certified or bank cashier's check payable to the Corporation, the purchase price for all Shares then being purchased, or may at the discretion of and by the actions of the Board of Directors, exercise the Option by forgiveness of indebtedness incurred by the corporation.

        7. EFFECT OF TERMINATION OF EMPLOYMENT. If the Optionee's employment with the Corporation, pursuant to the Employment Agreement, is terminated, the effect of the termination on the Optionee's rights to acquire Shares shall be as follows:

               7.1 Termination Other Than For Cause. If the Optionee is terminated under the Employment Agreement other than for cause, as that term is defined in Section 6.3 therein, or if Optionee terminates the Employment Agreement pursuant to the terms of 6.1(b) or (c) of such Agreement, any portion of the Option which has not yet been exercised shall remain exercisable for a period of six (6) months from the date of termination, after which date it shall expire and no longer be exercisable.

               7.2 Termination for Cause or Termination by Optionee. If the Optionee's employment by the Employer is terminated for cause, or Optionee terminates his employment other than as permitted under Section 6.1(b) or (c) of the Employment Agreement, any portion of the Option which has not yet been exercised, or was exercised within thirty (30) days prior to such termination, shall expire immediately; provided, however, the Committee may, in its sole discretion, within thirty (30) days of such termination, waive the expiration of the Option by giving written notice of such waiver to the Optionee at such Optionee's last known address. In the event of such waiver, the Optionee may exercise the Option only to such extent, for such time, and upon such terms and conditions as if such Optionee had ceased to be employed by the Employer upon the date of such termination other than for cause.

               7.3 Death of an Optionee. If an Optionee ceases to be employed by Employer by


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STOCK OPTION AGREEMENT
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        reason of death, Optionee's Option which has become exercisable, but has not yet been exercised, shall expire not later than six (6) months thereafter. During such six (6) month period and prior to the expiration of the Option by its terms, such Option may be exercised by his executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, but only to the extent such Option was exercisable on the date Optionee ceased to be employed by the Employer by reason of death.

        8. NONTRANSFERABILITY OF OPTION. The Option shall not be transferable, either voluntarily or by operation of law, other than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by Optionee.

        9. ADDITIONAL RESTRICTIONS REGARDING DISPOSITIONS OF SHARES. The Shares acquired pursuant to the exercise of Option shall be subject to any restrictions then in effect with respect to the Shares, arising out of either federal or state securities law provisions.

        10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. As used herein, the term "Adjustment Event" means an event pursuant to which the outstanding Shares of the Corporation are exchanged for a different number or kind of shares or securities, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or otherwise. Upon the occurrence of an Adjustment Event, (i) appropriate and proportionate adjustments shall be made to the number and kind and exercise price for the shares subject to the Option, and (ii) appropriate amendments to this Agreement shall be executed by the Corporation and Optionee if the Committee determines that such an amendment is necessary or desirable to reflect such adjustments. If determined by the Committee to be appropriate, in the event of an Adjustment Event which involves the substitution of securities of a corporation other than the Corporation, the Committee shall make arrangements for the assumptions by such other corporation of the Option. Notwithstanding the foregoing, any such adjustment to the Option shall be made without change in the total exercise price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the number of shares, kind of shares and exercise price for each share subject to the Option. The determination by the Committee as to what adjustments, amendments or arrangements shall be made pursuant to this Section 10, and the extent thereof, shall be final and conclusive. No fractional Shares shall be issued on account of any such adjustment or arrangement.

        11. TIME OF GRANTING OPTION. The time that the Option shall be deemed granted, sometimes referred to herein as the "date of grant," shall be the date of execution of the Employment Agreement.

        12. PRIVILEGES OF STOCK OWNERSHIP. Optionee shall not be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to Optionee. No Shares shall be purchased upon the exercise of any Option unless and until, in the opinion of the


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STOCK OPTION AGREEMENT
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Corporation's counsel, any then applicable requirements of any laws, or governmental or regulatory agencies having jurisdiction, and of any exchanges upon which the stock of the Corporation may be listed shall have been fully complied with.

        13. SECURITIES LAWS COMPLIANCE. The Corporation will diligently endeavor to comply with all applicable securities laws before any stock is issued pursuant to the Option. Without limiting the generality of the foregoing, the Corporation may require from the Optionee such investment representations or such agreements, if any, as counsel for the Corporation may consider necessary in order to comply with the Securities Act of 1933, as amended, and may require that the Optionee agree that any sale of the Shares will be made only in such manner as is permitted by the Committee. The Committee may in its discretion cause the Shares underlying the Option to be registered under the Securities Act of 1933. Optionee shall take any action reasonably requested by the Corporation in connection with registration or qualification of the Shares under federal or state securities laws.

        14. PLAN CONTROLS. The Option shall be subject to and governed by the provisions of the Plan. All determinations and interpretations of the Plan made by the Committee shall be final and conclusive.

        17. SHARES SUBJECT TO LEGEND. If deemed necessary by the Corporation's counsel, all certificates issued to represent Shares purchased upon exercise of the Option shall bear such appropriate legend conditions as counsel for the Corporation shall require.

        18. CONDITIONS TO OPTION.

               18.1 Compliance with Applicable Laws. THE CORPORATION'S OBLIGATION TO ISSUE SHARES OF ITS COMMON STOCK UPON EXERCISE OF THE OPTION IS EXPRESSLY CONDITIONED UPON THE COMPLETION BY THE CORPORATION OF ANY REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES UNDER ANY STATE AND/OR FEDERAL LAW OR RULINGS OR REGULATIONS OF ANY GOVERNMENTAL REGULATORY BODY, OR THE MAKING OF SUCH INVESTMENT REPRESENTATIONS OR OTHER REPRESENTATIONS AND UNDERTAKINGS BY THE OPTIONEE OR ANY PERSON ENTITLED TO EXERCISE THE OPTION IN ORDER TO COMPLY WITH THE REQUIREMENTS OF ANY EXEMPTION FROM ANY SUCH REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES WHICH THE COMMITTEE SHALL, IN ITS SOLE DISCRETION, DEEM NECESSARY OR ADVISABLE. SUCH REQUIRED REPRESENTATIONS AND UNDERTAKINGS MAY INCLUDE REPRESENTATIONS AND AGREEMENTS THAT THE OPTIONEE (i) IS NOT PURCHASING SUCH SHARES FOR DISTRIBUTION AND (ii) AGREES TO HAVE PLACED UPON THE FACE AND REVERSE OF ANY CERTIFICATES A LEGEND SETTING FORTH ANY REPRESENTATIONS AND UNDERTAKINGS WHICH HAVE BEEN GIVEN TO THE COMMITTEE OR A REFERENCE THERETO.


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STOCK OPTION AGREEMENT
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               18.2 Maximum Exercise Period. Notwithstanding any provision of this Agreement to the contrary, the Option shall expire no later than ten years from the date of grant.

        19. MISCELLANEOUS.

               19.1 Binding Effect. This Agreement shall bind and inure to the benefit of the successors, assigns, transferees, agents, personal representatives, heirs and legatees of the respective parties.

               19.2 Further Acts. Each party agrees to perform any further acts and execute and deliver any documents which may be necessary to carry out the provisions of this Agreement.

               19.3 Amendment. This Agreement may be amended at any time by the written agreement of the Corporation and the Optionee.

               19.4 Syntax. Throughout this Agreement, whenever the context so requires, the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders. The headings and captions of the various Sections hereof are for convenience only and they shall not limit, expand or otherwise affect the construction or interpretation of this Agreement.

               19.5 Choice of Law. The parties hereby agree that this Agreement has been executed and delivered in the State of Texas and shall be construed, enforced and governed by the laws thereof. This Agreement is in all respects intended by each party hereto to be deemed and construed to have been jointly prepared by the parties and the parties hereby expressly agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them.

               19.6 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

               19.7 Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at addresses appearing in the introductory paragraph of this Agreement, but each party may change its address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of five (5) days after mailing.

               19.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, this Agreement supersedes all prior and


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STOCK OPTION AGREEMENT
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contemporaneous agreements and understandings of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth or referred to herein. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

               19.9 Attorneys' Fees. In the event that any party to this Agreement institutes any action or proceeding, including, but not limited to, litigation or arbitration, to preserve, to protect or to enforce any right or benefit created by or granted under this Agreement, the prevailing party in each respective such action or proceeding shall be entitled, in addition to any and all other relief granted by a court or other tribunal or body, as may be appropriate, to an award in such action or proceeding of that sum of money which represents the attorneys' fees reasonably incurred by the prevailing party therein in filing or otherwise instituting and in prosecuting or otherwise pursuing or defending such action or proceeding, and, additionally, the attorneys' fees reasonably incurred by such prevailing party in negotiating any and all matters underlying such action or proceeding and in preparation for instituting or defending such action or proceeding.

               19.10 Mediation. In the event of any controversy or claim arising out of or related to this Agreement, or the breach thereof, if such controversy or claim cannot be settled through negotiations between the parties, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association, under its Commercial Mediation Rules, subject to the laws of the state of Texas, before resorting to arbitration.

               19.11 Arbitration. In the event of any controversy or claim arising out of or related to this Agreement, or the breach thereof, which has not been settled through negotiation or the mediation procedures provided for in the previous paragraph, such controversy or claim shall be settled by binding arbitration administered by the American Arbitration Association (AAA) under its Commercial Arbitration Rules, subject to the laws of the state of Texas, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

"CORPORATION"

AMERICAN INDEPENDENT NETWORK, INC.,
a Delaware Corporation





                                                          Dated: October 2, 1995
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STOCK OPTION AGREEMENT
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By: Dr. Don Shelton
Title: Chief Executive Officer



"OPTIONEE"




                                                          Dated: October 2, 1995
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Randy Moseley